Exhibit 99.1

Drone Aviation Awarded Department of Defense Contract for

WASP Tactical Aerostat System

- First Customer to Receive Upgraded Second Generation WASP Platform -

JACKSONVILLE, FL – March 7, 2016 – Drone Aviation Holding Corp. (OTCQX: DRNE) (“DAC” or “Drone Aviation”), a manufacturer of tethered drones and lighter-than-air aerostats today announced that it has been awarded a multiple unit contract from the Department of Defense (“DoD”) for its Winch Aerostat Small Platform (“WASP”) tactical aerostat system.

Production on the contract, valued in excess of $780,000, has commenced. The Gen 2 WASP systems feature a number of enhancements including:

•	Expanded helium supply storage supports extended deployment and operations for up to four weeks
•	Upgraded and modular APIU (Aerial Payload Interface Unit) specially designed to support interchangeable payloads including advanced ISR/video/SIGINT and re-trans communication systems
•	Redesigned, ruggedized mooring system for enhanced launch and recovery operations

Jay Nussbaum, Chairman of Drone Aviation Holding Corp., stated, “This DoD contract marks the latest milestone for the WASP which continues to demonstrate its unique capabilities and ability to meet evolving mission requirements. Having proven its capabilities through numerous Army exercises, the WASP is building a strong reputation for value, both on the battlefield as well in its potential role in national security. With this generation of the WASP, we are moving this Company from its development phase into a commercialization stage focused on aerial products designed for the military and civilian commercial markets.”

The WASP is a highly tactical and mobile aerostat system that provides day/night video and wireless communication range extension. It has undergone testing for use in Border protection applications as well as undergone extensive evaluation and continual refinement over the past 3 years having successfully completed operations in multiple DoD exercises including Army Network Integration Experiments (NIEs) 14.1, 14.2, 16.1. where the WASP has been utilized by the U.S. Army as a tactical battlefield solution that can support ground based soldiers and aerial retransmissions.

About Drone Aviation Holding Corp.

Drone Aviation Holding Corp. (OTCQX: DRNE) develops and manufactures cost-effective, compact and rapidly deployable aerial platforms including lighter-than-air aerostats and electric-powered drones designed to provide government and commercial customers with enhanced surveillance and communication capabilities. Utilizing a proprietary tether system, the Company’s products are designed to provide prolonged operational duration capabilities combined with improved reliability, uniquely fulfilling critical requirements in military, law enforcement and commercial and industrial applications. For more information about Drone Aviation Holding Corp. please visit www.DroneAviationCorp.com or view our reports and filings with the Securities and Exchange Commission on http://www.sec.gov, including the Risk Factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as information about the Company in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Forward-Looking Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in our publicly filed reports. Factors that could cause these differences include, but are not limited to, the acceptance of our products, lack of revenue growth, failure to realize profitability, inability to raise capital and market conditions that negatively affect the market price of our common stock. The Company disclaims any responsibility to update any forward-looking statements.

Contact:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net